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                                                                    EXHIBIT  1.2

                            DOCS(R) FINANCING PROGRAM

                                 SALES AGREEMENT

July 23, 2004

Brinson Patrick Securities Corporation
330 Madison Avenue, 9th Floor
New York, NY 10017

Dear Sirs/Ladies:

         ProLogis, a Maryland statutory real estate investment trust (the "Company"), confirms its agreement ("Agreement") with Brinson Patrick Securities Corporation (the "Sales Manager"), as follows:

    1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through the Sales Manager, acting as agent and/or principal, 7,400,000 common shares of beneficial interest, par value $0.01 per share (the "Shares"), of the Company. Notwithstanding anything to the contrary contained herein, the parties hereto agree that the Company shall have the sole responsibility to monitor the number and aggregate sale price of Shares issued and sold under this Agreement and to issue and sell Shares within such limitations, and the Sales Manager shall have no responsibility in connection therewith. The issuance and sale of Shares through the Sales Manager will be effected pursuant to a registration statement on Form S-3 (File No. 333-105717) (the "Registration Statement") filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission").

    2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a "Placement"), it will notify the Sales Manager of the proposed terms of such Placement. If the Sales Manager wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Sales Manager will issue to the Company a written notice setting forth the terms that the Sales Manager is willing to accept, including without limitation the number of Shares ("Placement Shares") to be issued, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which the Sales Manager may act in selling Shares hereunder, as agent (a "Placement Notice"), the form of which is attached hereto as Schedule
2. The amount of compensation to be paid by the Company to the Sales Manager shall be two percent (2.0%) of gross proceeds of the sale of such Placement Shares. The terms set forth in a

DOCS(R) is a registered service mark of Brinson Patrick Securities Corporation

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Placement Notice will not be binding on the Company or the Sales Manager unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "Acceptance"); provided, however, that neither the Company nor the Sales Manager will be bound by the terms of a Placement Notice unless the Company delivers to the Sales Manager an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. It is expressly acknowledged and agreed that neither the Company nor the Sales Manager will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Sales Manager delivers a Placement Notice to the Company, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

    3. Sale of Placement Shares by the Sales Manager. Subject to the terms and conditions of this Agreement, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, the Sales Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Sales Manager will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Sales Manager with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. The Sales Manager may sell any Placement Shares in privately negotiated transactions and/or any other method permitted by law, including sales made directly on the New York Stock Exchange, the then existing trading market for the Shares or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an "at the market" offering as defined in Rule 415 of the Act of 1933, as amended and the rule and regulations promulgated thereunder (the "Act"). The Company acknowledges and agrees that (i) there can be no assurance that the Sales Manager will be successful in selling Placement Shares, and (ii) the Sales Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Sales Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, "Trading Day" means any day on which Shares are purchased and sold on the principal market on which the Shares are listed or quoted.

    4. Suspension of Sales. The Company or the Sales Manager may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against the Sales Manager unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended in writing from time to time.

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    5.   Settlement.

         (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the Sales Manager's commission, discount, or other compensation for such sales payable by the Company in accordance with Section 2, (ii) any other amounts due and payable by the Company to the Sales Manager hereunder and (iii) any transaction fees imposed by the Commission pursuant to Section 31 of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "Exchange Act"), in respect of such sale.

         (b) Delivery of Shares. The Company shall open and maintain a trading account (the "Trading Account") at a clearing agent designated by the Sales Manager to facilitate the transactions contemplated by this Agreement. The Company shall, with respect to each sale of Placement Shares, effect delivery of the applicable number of Placement Shares to the Trading Account, on or before the third business day (or such other day as is industry practice for regular-way trading) following such sale of the Placement Shares (each, a "Settlement Date"). The Net Proceeds from the sale of the Placement Shares shall be available in the Trading Account following the settlement of the sale on the Settlement Date. The Sales Manager's compensation shall be withheld from the sales proceeds on each Settlement Date and shall be paid to the Sales Manager. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold the Sales Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

    6. Representations and Warranties of the Company. The Company represents and warrants to the Sales Manager as follows:

         (a) The Company meets the requirements for the use of Form S-3 under the Act. The Registration Statement has been declared effective by the Commission under the Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         The form of prospectus contained in the registration statement (as amended or supplemented the "Prospectus") when filed complied when so filed in all material respects with the Act and the Prospectus delivered to the Sales Manager for use in connection with the offer and sale of the Shares will, at the time of such delivery, be identical to any copies filed by electronic transmission pursuant to the Commission's Electronic Data Gathering, Analysis and

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Retrieval System ("EDGAR") (except as may be permitted by Regulation S-T under the Act). Each of the Registration Statement and any post-effective amendment thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")), at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date and at all subsequent times, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act of 1939, as amended and the rules and regulations promulgated thereunder, of the Trustee and statements in or omissions from the Registration Statement, including any post-effective amendment to the Registration Statement, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Sales Manager furnished to the Company in writing by the the Sales Manager expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Settlement Date (as defined herein), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The Company has not distributed and will not distribute, prior to the later of the applicable Settlement Date and the completion of the Sales Manager' distribution of the Shares, any offering material in connection with the issuance and sale of the Shares other than the Prospectus or the Registration Statement.

         (d) This Agreement has been duly authorized, executed and delivered by the Company.

         (e) The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all Encumbrances; the shares of beneficial interest of the Company, including the Shares, conform to the description thereof contained in the Registration Statement and the Shares will conform to the description thereof contained in the Prospectus as amended or supplemented. Neither the shareholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Shares or other rights to purchase or receive any of the Shares or any other securities or assets of the Company, and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of beneficial interest or other securities or assets of the Company upon the issuance or sale of the Shares.

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         (f) Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and
(iii) except for regularly quarterly dividends or distributions on the common stock or shares or preferred stock or shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or shares or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or shares.

         (g) Arthur Andersen LLP, who have expressed their opinion with respect to the audited financial statements for the fiscal year ended December 31, 2001 and supporting schedules incorporated by reference in the Registration Statement and the Prospectus, were, at the time each such opinion was issued, independent public or certified public accountants within the meaning of Regulation S-X under the Act and the Exchange Act. KPMG LLP, who have expressed their opinion with respect to the audited financial statements for the fiscal years ended December 31, 2002 and 2003 and supporting schedules and have conducted a review in accordance with Statement of Auditing Standards No. 100 with respect to the unaudited financial statements for the period ended March 31, 2004 incorporated by reference in the Registration Statement and the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Act and the Exchange Act.

         (h) The financial statements, together with the related notes thereto, incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.

         (i) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property

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or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (j) Each subsidiary and joint venture of the Company listed on Schedule 1 (collectively, the "Significant Subsidiaries") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust, limited liability company or partnership and (except as to any general partnership) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each Significant Subsidiary is duly qualified as a foreign corporation, trust, limited liability company or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock and other equity interests of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and (except for general partnership interests and directors' qualifying shares) nonassessable; all shares of outstanding capital stock and other equity interests of each Significant Subsidiary held by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for the pledge of such capital stock or other interests to secure borrowings of the Company or one of its wholly owned subsidiaries. The subsidiaries of the Company listed on
Schedule 1 are the only subsidiaries of the Company that are material to the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company and its subsidiaries, considered as one entity, and include all subsidiaries of the Company which meet the criteria in the definition of "significant subsidiary" pursuant to Rule 1-02(w) of Regulation S-X under the Act. The corporations, trusts, limited liability companies, partnerships and other entities listed on Schedule 1 are considered to be subsidiaries of the Company solely for purposes of this Agreement.

         (k) Neither the Company nor any of its subsidiaries is in violation of its declaration of trust (or charter or by-laws or other similar constitutive documents), except, in the case of subsidiaries of the Company, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is in default (or, with the giving of notice or lapse of time or both, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement, and the issuance and delivery of the Shares, and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary trust action and will not result in any violation of the provisions of the declaration of trust (or charter or by-laws or other similar constitutive documents) of the Company or any subsidiary, except, in the case of subsidiaries of the Company, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change, (ii) will not conflict with or constitute a breach of, or Default under, or result in

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the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement, or the issuance and delivery of the Shares, or consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Act, applicable state securities or blue sky laws and from the NASD, the failure of which to obtain would not result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

         (l) Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or
(iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent, except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

         (m) The Company and its Significant Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Significant Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, trustees or employees or otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

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         (n) The Company and each subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (o) Except as otherwise disclosed in the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 6(h) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (p) The Company and its subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(h) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Internal Revenue Code") and the Company's present and contemplated organizational ownership, method of operation, assets and income are such that the Company will continue to meet such requirements; ProLogis Limited Partnership-I, ProLogis Limited Partnership-II, ProLogis Limited Partnership-III and ProLogis Limited Partnership-IV are properly treated as partnerships for federal income tax purposes and not as "associations taxable as corporations."

         (q) The Company is not, and after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder.

         (r) Each of the Company and its subsidiaries taken as a whole carry or are covered by insurance in such amounts covering such risks as are generally deemed adequate and customary for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain

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comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

         (s) Neither the Company nor any of its Significant Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any Significant Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

         (t) Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law;
(ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Company has received written notice, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (u) The Company and its subsidiaries and any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the

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regulations and published interpretations thereunder (collectively, "ERISA"))
established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or
(o) of the Internal Revenue Code, of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan," (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

         Any certificate signed by an officer of the Company and delivered to the Sales Manager or its counsel shall be deemed to be a representation and warranty by the Company to the Sales Manager as to the matters set forth therein.

         The Company acknowledges that the Sales Manager and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel for the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

    7. Covenants of the Company. The Company covenants and agrees with the Sales Manager that:

         (a) After the date of this Agreement and during the period in which a prospectus relating to the Shares is required to be delivered by the Sales Manager under the Act, the Company will notify the Sales Manager promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Sales Manager's reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Manager's opinion, may be necessary or advisable in connection with the distribution of the Shares by the Sales Manager (provided, however that the failure of the Sales Manager to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Manager's right to rely on the representations and warranties made by the Company in this Agreement); the Company will not file any amendment or supplement to the Registration Statement or Prospectus (except for periodic reports filed with the Commission pursuant to and in accordance with the Exchange Act) unless a copy thereof has been submitted to the Sales Manager a reasonable period of time before the filing and the Sales Manager has not reasonably and promptly objected thereto (provided, however, that the failure of the Sales Manager to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Manager's right to rely on the representations and warranties made by the Company in this Agreement); and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the rules and regulations under the Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

         (b) The Company will advise the Sales Manager, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Shares is required to be delivered by the Sales Manager under the Act, the Company will comply with all requirements imposed upon it by the Act, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Sales Manager to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its commercially reasonable efforts to cause the Shares to be listed on the New York Stock Exchange and to qualify the Shares for sale under the securities laws of such jurisdictions as the Sales Manager designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (e) The Company will furnish to the Sales Manager and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the

Sales Manager may from time to time reasonably request and, at the Sales Manager's request, will also furnish copies of the Prospectus to each exchange or market on which sales of Shares may be made.

         (f) The Company will furnish to the Sales Manager for a period of two years from the date of this Agreement such information as reasonably requested by the Sales Manager regarding the Company or its Subsidiaries.

         (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earning statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the rules and regulations thereunder.

         (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Sales Manager in connection therewith, (v) the printing and delivery to the Sales Manager of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, and
(vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the New York Stock Exchange, (vii) filing fees and expenses, if any, of the Commission and the NASD.

         (i) The Company will use the Net Proceeds as described in the Prospectus.

         (j) Without the written consent of the Sales Manager, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Shares of (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire, Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Acceptance of a Placement Notice is delivered to the Sales Manager hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; the Company will not directly or indirectly in any other "at the market" or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Shares of (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire, Shares prior to the tenth (10th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company's issuance or sale of Shares pursuant to (i) the 1999 Dividend Reinvestment and Share Purchase Plan, (ii) the ProLogis 1997 Long Term Incentive Plan, (iii) the ProLogis Employee Share Purchase Plan, (iv) the ProLogis Share Option Plan for Outside Trustees, (v) the ProLogis 2000 Share Option Plan for Outside Trustees, (vi) shares issued to pay the annual retainer to ProLogis outside trustees and (vii) in connection with the conversion or redemption of units of limited partnership interest (outstanding on the date hereof and as may be issued from time to time) of limited partnerships in which the Company or is directly or indirectly a general partner.

         (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Sales Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Sales Manager pursuant to this Agreement.

         (l) The Company will cooperate with any due diligence review conducted by the Sales Manager or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as the Sales Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company's principal offices and (ii) during the Company's ordinary business hours.

         (m) On the date hereof, on the first Settlement Date following an amendment of the Registration Statement (including but not limited to the filing of annual reports, quarterly reports and periodic reports on Form 10-K, Form 10-Q and Form 8-K, respectively) or supplementing of the Prospectus and on the first Settlement Date occurring in any calendar month, the Company shall furnish or cause to be furnished to the Sales Manager forthwith a certificate dated as of the date hereof or as of such Settlement Date, as the case may be, in the form attached hereto as Exhibit 8(f) to the effect that the representations and warranties made by the Company in this Agreement are true and correct on such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) and that the Company has complied with all of the agreements to be performed by it at or prior to such date.

         (n) On the date hereof and on the first Settlement Date following an amendment of the Registration Statement (including but not limited to the filing of annual reports, quarterly reports and periodic reports on Form 10-K, Form 10-Q and Form 8-K, respectively) or supplementing of the Prospectus, the Company shall furnish or cause to be furnished forthwith to the Sales Manager and to counsel to the Sales Manager a written opinion of independent counsel to the Company ("Company Counsel") dated as of the date hereof or as of such Settlement Date, as the case may be, in form and substance satisfactory to the Sales Manager and its counsel, in substantially the form attached hereto as Exhibit 8(d), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

         (o) On the date hereof and on the first Settlement Date following the amendment of the Registration Statement (including but not limited to the filing of annual reports, quarterly reports and periodic reports on Form 10-K, Form 10-Q and Form 8-K, respectively) or supplementing of the Prospectus, the Company shall cause its independent accountants reasonably satisfactory to the Sales Manager, forthwith to furnish the Sales Manager letters (the "Comfort Letters"), dated as of the date hereof or as of such Settlement Date, as the case may be, in form and substance satisfactory to the Sales Manager, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (p) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Sales Manager; provided, however, the Company may bid for and purchase shares of beneficial interest of the Company in accordance with Rule 10b-18 promulgated under the Exchange Act.

         (q) The Company will use its best efforts to meet the requirements to qualify as a REIT under the Internal Revenue Code unless the Company's board of trustees determines by resolution that it is in the best interests of the Company's shareholders not to so qualify.

         (r) The Company acknowledges and agrees that the Sales Manager has informed the Company that the Sales Manager may, to the extent permitted under the Act and the Exchange Act, purchase and sell Shares for its own account at the same time as Shares are being sold by the Company pursuant to this Agreement, provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Sales Manager.

    8. Conditions to the Sales Manager's Obligations. The obligations of the Sales Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Sales Manager of due diligence reasonably satisfactory to the Sales Manager, and to the continuing satisfaction (or waiver by the Sales Manager in its sole discretion) of the following additional conditions:

         (a) The Registration Statement shall have become effective and shall be available for the resale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by the Sales Manager and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

         (b) None of the following events shall have occurred: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

         (c) the Sales Manager shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Manager's opinion is material, or omits to state a fact that in the Sales Manager's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (d) the Sales Manager shall have received the opinion of Company Counsel required to be delivered pursuant Section 7(n) on or before the most recent date such opinion of Company Counsel was required to be delivered to the Sales Manager in accordance with Section 7(n).

         (e) the Sales Manager shall have received the Comfort Letters required to be delivered pursuant Section 7(o) on or before the most recent date such Comfort Letters were required to be delivered to the Sales Manager in accordance with Section 7(o).

         (f) the Sales Manager shall have received the certificates required to be delivered pursuant to Section 7(m) on or before the most recent date such certificates were required to be delivered to the Sales Manager in accordance with Section 7(m).

         (g) The Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange, and trading in the Shares shall not have been suspended on such market.

         (h) On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Sales Manager such appropriate further information, certificates and documents as the Sales Manager may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Sales Manager with such conformed copies of such opinions, certificates, letters and other documents as the Sales Manager shall reasonably request.

         (i) There shall not have occurred any event that would permit the Sales Manager to terminate this Agreement pursuant to Section 11(a).

    9.   Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless the Sales Manager, its officers, partners and employees, and each person, if any, who controls the Sales Manager within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Sales Manager or such officer, employee or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and to reimburse the Sales Manager and each such officer, employee and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are reasonably incurred by the Sales Manager or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Sales Manager expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) the Sales Manager agrees to indemnify and hold harmless the Company, each of its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such trustee, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Sales Manager), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Sales Manager expressly for use therein; and to reimburse the Company, or any such trustee, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such trustee, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that as of the date hereof, that the Sales Manager has not furnished any information to the Company expressly for use in the Registration Statement or the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Sales Manager may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, that if it is ultimately determined that an indemnified party was not entitled to indemnification hereunder, such indemnified party shall be responsible for repaying or reimbursing such amounts to the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (e) If the indemnification provided for in this Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Manager, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Sales Manager, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Sales Manager, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total commissions, discounts, or other compensation received by the Sales Manager pursuant to Section 2, bear to the aggregate initial public offering price of the Shares. The relative fault of the Company, on the one hand, and the Sales Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Sales Manager, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

         The Company and the Sales Manager agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9(e), the Sales Manager shall not be required to contribute any amount in excess of the commissions, discounts or other compensation received by the Sales Manager pursuant to
Section 2. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 9(e), each officer and employee of the Sales Manager and each person, if any, who controls the Sales Manager within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Sales Manager, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

    10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Sales Manager, any controlling persons, or the Company (or any of their respective officers, trustees, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

    11.  Termination.

         (a) the Sales Manager shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Change has occurred which, in the reasonable judgment of the Sales Manager, may materially impair the investment quality of the Shares, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Sales Manager's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Shares or in securities generally on the New York Stock Exchange , or any setting of minimum prices for trading of the Shares or in securities generally on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the sole judgment of the Sales Manager, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares to be sold by the Sales Manager on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Sales Manager elects to terminate this Agreement as provided in this Section, the Sales Manager shall provide the required notice as specified herein.

         (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

         (c) At any time following the period of twelve (12) months from the date of this Agreement, the Sales Manager shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

         (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f), 7(h), Section 9,
Section 10, Section 16 and Section 17 shall remain in full force and effect.

         (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

    12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Sales Manager, shall be delivered to the Sales Manager at Brinson Patrick Securities Corporation, 330 Madison Avenue, 9th Floor, New York, New York 10017, fax no. (212) 453-5555, Attention: Corporate Finance, with a copy to Kleinberg, Kaplan, Wolff & Cohen, 551 Fifth Avenue, New York, New York 10003, fax no. (212) 986-8866, Attention: Stephen M. Schultz, Esq.; or if sent to the Company, shall be delivered to ProLogis, 14100 East 35th Place, Aurora, CO 80011 fax no. (303) 576-2600, attn: Chief Financial Officer, with a copy to Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, IL 60603, fax no. (312) 701-7711, Attention: Michael T. Blair. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business.

    13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Manager and their respective successors and the affiliates, controlling persons, officers, trustees and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign it rights or obligations under this Agreement without the prior written consent of the other party.

    14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

    15. Entire Agreement; Amendment; Severability. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Manager. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

    17. Waiver of Jury Trial. The Company and the Sales Manager each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

    18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

         If the foregoing correctly sets forth the understanding between the Company and the Sales Manager, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Sales Manager.

                                  Very truly yours,

                                  PROLOGIS

                                  By: /s/ Walter Rakowhich
                                      --------------------------------
                                          Walter Rakowich
                                          Chief Financial Officer

                                  ACCEPTED as of the date
                                  first-above written:

                                  BRINSON PATRICK SECURITIES CORPORATION

                                  By: /s/ Brinson Patrick Securities Corporation
                                      ------------------------------------------

                                                                      SCHEDULE 1

                                  SUBSIDIARIES

ProLogis Development Services Incorporated*
ProLogis Limited Partnership I*
ProLogis Limited Partnership II*
ProLogis Limited Partnership III*
ProLogis Limited Partnership IV*
ProLogis IV, Inc.*
ProLogis-North Carolina Limited Partnership*
PLD International Incorporated*
ProLogis Mexico Trust*
ProLogis-DS Mexico Incorporated*
ProLogis California LLC*
ProLogis UK Holdings S.A.
ProLogis Japan Incorporated*
PLD/RECO Japan TMK Property Trust
ProLogis European Properties Fund
ProLogis North American Properties Fund I LLC*
ProLogis First U.S. Properties LP*
ProLogis Second U.S. Properties LP*
ProLogis Third U.S. Properties LP*
ProLogis-Macquarie Fund*
ProLogis-Billabong I GP LLC*
ProLogis-Billabong II GP LLC*
ProLogis-Billabong III GP LLC*
ProLogis-Billabong Trust*
ProLogis-Billabong GP Trust*
ProLogis-Billabong II GP Trust*
ProLogis-Billabong III GP Trust*
Macquarie-ProLogis Management LLC*

* Denotes U.S. Significant Subsidiary.

                                                                      SCHEDULE 2

                     BRINSON PATRICK SECURITIES CORPORATION
                          330 MADISON AVENUE, 9TH FLOOR
                            NEW YORK, NEW YORK 10017

Date

CHIEF FINANCIAL OFFICER
PROLOGIS
14100 EAST 35TH PLACE
AURORA, CO 80011

VIA FACSIMILE

                            FORM OF PLACEMENT NOTICE

Dear ___________:

This confirms our agreement to sell [xxx,xxx] shares of ProLogis, a Maryland statutory real estate investment trust (the "Company") common shares of beneficial interest, par value $0.01 per share, pursuant to the DOCS(R) FINANCING PROGRAM Sales Agreement executed between the Company and Brinson Patrick Securities Corporation ("the Sales Manager.") on _____ _, 2003 (the "Agreement"). Terms used herein but not defined herein shall have the meanings set forth in the Agreement.

Number of Shares to be Sold:              ______________________________________

Minimum Price at which Share may be Sold: ______________________________________

Date(s) on which Shares may be Sold:      ______________________________________

discount/commission:                      2.0%

Manner and capacity in which shares
are to be Sold:                           ______________________________________

By executing this draw down notice, the parties agree to comply with the aforementioned agreement, and to execute the transaction as described herein:

Placements. The terms set forth in this Placement Notice will not be binding on the Company or the Sales Manager unless and until the Company delivers written notice of its acceptance of all of the terms of this Placement Notice (an "Acceptance"); provided, however, that neither the Company nor the Sales Manager will be bound by the terms of this Placement Notice unless the Company delivers to the Sales Manager an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. In the event of a conflict between the terms of the Sales Agreement and the terms of this Placement Notice, the terms of this Placement Notice will control.

Sale of Placement Shares by the Sales Manager. Subject to the terms and conditions of the Agreement, upon the Acceptance of this Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of the Agreement, the Sales Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.

the Sales Manager will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Sales Manager with respect to such sales, and the Net Proceeds (as defined below) payable to the Company.

the Sales Manager may sell any Placement Shares pursuant to the Plan(s) of Distribution set forth in the Company's Registration Statements on Forms S-3 (Reg. No. 333-105717), as the same may be amended and supplemented from time to time, which cover sale of securities in accordance with the Agreement. The Company acknowledges and agrees that (i) there can be no assurance that the Sales Manager will be successful in selling Placement Shares, and (ii) the Sales Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Sales Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares. For the purposes hereof, "Trading Day" means any day on which Shares are purchased and sold on the principal market on which the Shares are listed or quoted.

Suspension of Sales. The Company or the Sales Manager may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against the Sales Manager unless it is made to one of the individuals named on Schedule 3 to the Agreement, as such Schedule may be amended from time to time.

Settlement of Placement Shares. Unless otherwise specified herein settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Shares were sold, after deduction for (i) the Sales Manager's commission, discount, or other compensation for such sales payable by the Company and (ii) any other amounts due and payable by the Company to the Sales Manager hereunder.

Delivery of Shares. The Company shall open and maintain a trading account (the "Trading Account") at a clearing agent designated by the Sales Manager to facilitate the transactions contemplated by this Agreement. The Company shall, with respect to each sale of Placement Shares, effect delivery of the applicable number of Placement Shares to the Trading Account, on or before the third business day (or such other day as is industry practice for regular-way trading) following such sale of the Placement Shares (each, a "Settlement Date"). The Net Proceeds from the sale of the Placement Shares shall be available in the Trading Account following the settlement of the sale on the Settlement Date. The Sales Manager's compensation shall be withheld from the sales proceeds on each Settlement Date and shall be paid to the Sales Manager. If the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) of the Agreement, it will (i) hold the Sales Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

Very truly yours,

BRINSON PATRICK SECURITIES CORPORATION

By: ________________________________

By executing this Acceptance the undersigned certifies that (i) all of the representations and warranties contained in the Agreement are true and correct on the date hereof as if made on the date hereof, (ii) the Board of Trustees or an authorized committee thereof has approved the terms and conditions of this Placement Notice, (iii) the Company is in full compliance with its obligations under the Agreement and (iv) all of the conditions precedent to the consummations of the sales contemplated by this Placement Notice has been satisfied. The undersigned undertakes to promptly the Sales Manager. in the event that the above certification shall cease to be true and correct during any period in which sales may be made under this Placement Notice.

ACCEPTED as of the date first-above written:

PROLOGIS

By: ________________________________

                                                                      SCHEDULE 3

Todd Wyche
Sean O'Brien
Nino Jimenez

                                                                    EXHIBIT 8(d)

                MATTERS TO BE COVERED BY COMPANY COUNSEL OPINION

         (i) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of State of Maryland, has full power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus.

         (ii) This Agreement has been duly authorized, executed and delivered by the Company.

         (iii) The execution and delivery of this Agreement by the Company on or prior to the date hereof, and the issuance and sales of the Shares by the Company pursuant to this Agreement, if issued and sold on or after to the date of such opinion, (A) will not result in any violation of the provisions of the declaration of trust (or charter or by-laws or other similar constitutive documents) of the Company or any Significant Subsidiary incorporated or organized in a jurisdiction located in the United States and so designated on
Schedule 1 to this Agreement (each, a "U.S. Significant Subsidiary"), (B) will not constitute a breach of or a Default under (x) the Credit Agreement, dated as of November 8, 2002, by and among the Company, ProLogis Logistics Services Incorporated, ProLogis Development Services Incorporated, Bank of America, N.A. and the Lenders named therein, as amended by the First Amendment thereto dated as of July 21, 2003 and the Second Amendment thereto dated as of August 8, 2003 (other than with respect to compliance by the Company or any subsidiary with any financial covenants as to which no opinion need be rendered), (y) the Credit Agreement, dated as of November 8, 2002, by and among the Company, the Subsidiary Borrowers party thereto, Bank of America, N.A. and the Lenders named therein, as amended by the First Amendment thereto dated as of July 21, 2003, the Second Amendment thereto dated as of August 8, 2002 and the Third Amendment thereto dated as of November 7, 2003 (other than with respect to compliance by the Company or any subsidiary with any financial covenants as to which no opinion need be rendered), or (z) to the best knowledge of such counsel, any other material Existing Instrument and (C) to the best of our knowledge no consent, approval, authorization or order of, or filing with, any federal or Maryland court or governmental agency or body is required for the consummation of the issuance and sale of the Shares on or after the date of such opinion by the Company pursuant to this Agreement, except such as have been obtained under the Act and such as may be required under state securities laws, other than in the case of clauses (B) and (C), such Defaults and violations as would not, individually or in the aggregate, result in a Material Adverse Change.

         (iv) The Shares to be issued on or after the date of such opinion have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable.

         (v) The Registration Statement has become effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by the Commission.

         (vi) The Registration Statement, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement and other than the Form T-1, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act.

         (vii) The statements set forth in the Prospectus under the captions "Description of Common Shares," "Plan of Distribution" and "Federal Income Tax Considerations" insofar as such statements constitute a summary of legal matters and documents referred to therein, are accurate in all material respects.

         (viii) To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is a party required to be described in the Prospectus that are not described as required.

         (ix) The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         (x) The company has qualified as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 1999, 2000, 2001, 2002 and 2003 and the Company is organized and operates in a manner that will enable it to qualify to be taxed as a REIT under the Code, for the taxable year ended December 31, 2004 provided it continues to meet the asset composition, source of income, shareholder diversification, distribution, record keeping, and other requirements of the Code which are necessary for the Company to qualify as a REIT.

         In addition, such counsel shall state that they have examined various documents and records and participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Sales Manager at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to their attention that lead them to believe that
(i) (except for the financial statements, supporting schedules and other financial or statistical data included therein or derived or omitted therefrom, and except for the Form T-1 as to which such counsel need express no belief) either the Registration Statement or any amendments thereto, at the time the most recent post-effective amendment to the Registration Statement (including the filing of the Company's Annual Report on Form 10-K with the Commission), when such part became effective or as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for the financial statements, supporting schedules and other financial or statistical data included therein or derived or omitted therefrom as to which such counsel need express no belief) the Prospectus or any amendment or supplement thereto, as of its date, at the date of any such amendment or supplement or at the date of delivery of such opinion, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws regarding real estate investment trusts of the State of Maryland or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated as of the date of delivery of such opinion, shall be satisfactory in form and substance to the Sales Manager, shall expressly state that the Sales Manager may rely on such opinion as if it were addressed to them and shall be furnished to the Sales Manager) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Sales Manager; provided, however, that such counsel shall further state that they believe that they and the Sales Manager are justified in relying upon such opinion of other counsel and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and on the representations of the Company as provided in this Agreement. In rendering the opinions contained in paragraph (x), such opinion may be based upon (a) the Internal Revenue Code and the rules and regulations promulgated thereunder and the interpretations of the Internal Revenue Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the time of the opinion, (b) Maryland law existing and applicable to the Company, (c) facts and other matters set forth in the Prospectus, (d) the provisions of the declaration of trust of the Company, the agreements relating to properties owned by the Company and (e) certain statements and representations as to factual matters made by the Company to such counsel provided that such statements and representations are also set forth in a certificate to the Sales Manager.

                                                                    EXHIBIT 8(f)

                               OFFICER CERTIFICATE

         The undersigned, _________, Secretary, and _________, [Vice President/Managing Director] of ProLogis, a real estate investment trust organized under the laws of the State of Maryland (the "Company"), pursuant to
Section 8(f) of the Sales Agreement, dated _____ __, 2003 (the "Sales Agreement"), between the Company and Brinson Patrick Securities Corporation, as sales agent ("the Sales Manager"), do hereby certify that each has examined the Company's Registration Statement on Forms S-3 (Registration No. 333-______, as amended) and the Prospectus, dated ______ __, 2003, and that the representations and warranties of the Company contained in the Sales Agreement are true and correct on and as of the date hereof as if made on and as of the date hereof and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Sales Agreement at or prior to the date hereof.